Exhibit 99.1
Verisk Reports Second-Quarter 2018 Financial Results

•	Revenue grew 14.9% to $601 million; organic constant currency revenue growth was 7.4%.

•	Net income was $154 million; adjusted EBITDA, a non-GAAP measure, was $291 million.

•	Net income grew 26.9%; organic constant currency adjusted EBITDA growth was 8.9%.

•	Diluted GAAP earnings per share (GAAP EPS) were $0.91; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.06.

•	Net cash provided by operating activities was $534 million year-to-date. Free cash flow, a non-GAAP measure, was $435 million year-to-date.

•	The company repurchased $141 million of its shares for the quarter ended June 30, 2018.
JERSEY CITY, N.J., July 31, 2018 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended June 30, 2018.
Scott Stephenson, chairman, president, and CEO, said, “We’re pleased to deliver another quarter of solid organic revenue and adjusted EBITDA growth ahead of our long-term targets, reflecting continued strength in our Insurance business and ongoing progress in our Energy and Specialized Markets and Financial Services businesses. We continue to be excited about the level of engagement with our clients and our opportunity to invest in all of our businesses.”
Lee Shavel, CFO and executive vice president, said, “Free cash flow growth and capital generation remained strong. We continued to manage capital carefully through internal investment, the recent acquisition of Validus-IVC, and the return of $141 million to shareholders in the second quarter through share repurchases and a $50 million accelerated share repurchase program to be completed in the third quarter.”
Table 1: Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: Adjusted EBITDA, adjusted net income, and diluted adjusted EPS are non-GAAP measures.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Revenues	$601.3	$523.2	14.9%	$1,182.5	$1,025.8	15.3%
Adjusted EBITDA	$290.8	$254.1	14.4%	$563.3	$499.8	12.7%
Net income	$153.5	$121.0	26.9%	$286.5	$229.8	24.7%
Adjusted net income	$179.0	$138.6	29.1%	$340.7	$264.0	29.1%
Diluted GAAP EPS	$0.91	$0.72	26.4%	$1.70	$1.36	25.0%
Diluted adjusted EPS	$1.06	$0.82	29.3%	$2.02	$1.56	29.5%
Revenue
Total revenue increased 14.9% in second-quarter 2018 compared with second-quarter 2017. Organic constant currency revenue growth was 7.4%. Insurance led the revenue growth in the quarter.

Table 2: Revenues and Revenue Growth by Segment
(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	June 30,		June 30, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Underwriting & rating	$288.9	$262.0	10.3%	6.2%	6.2%
Claims	140.5	120.4	16.7%	13.3%	13.2%
Insurance	429.4	382.4	12.3%	8.4%	8.4%
Energy and Specialized Markets	129.9	110.3	17.7%	8.7%	5.0%
Financial Services	42.0	30.5	37.7%	4.4%	4.4%
Revenues	$601.3	$523.2	14.9%	8.3%	7.4%

			Revenue Growth
	Six Months Ended		Six Months Ended
	June 30,		June 30, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Underwriting & rating	$569.6	$515.2	10.6%	6.6%	6.5%
Claims	272.5	234.1	16.4%	13.1%	12.9%
Insurance	842.1	749.3	12.4%	8.6%	8.5%
Energy and Specialized Markets	255.4	216.6	17.9%	8.6%	4.0%
Financial Services	85.0	59.9	41.9%	3.2%	3.0%
Revenues	$1,182.5	$1,025.8	15.3%	8.3%	7.2%
Insurance segment revenue grew 12.3% in the second quarter of 2018 and 8.4% in organic constant currency.

•
Underwriting & rating revenue increased 10.3% in the quarter and 6.2% on an organic constant currency basis, resulting primarily from increases within our underwriting and catastrophe modeling solutions revenue.

•
Claims revenue grew 16.7% in the quarter and 13.2% on an organic constant currency basis. Growth was driven by our repair cost estimating solutions, claims analytics, and aerial imagery solutions revenue.

Energy and Specialized Markets segment revenue increased 17.7% in the quarter and 5.0% on an organic constant currency basis, as the energy business’s end market has continued to improve. Currency fluctuations have also been favorable in the energy business, and there was growth in our environmental health and safety services revenue.
Financial Services segment revenue increased 37.7% in the quarter and 4.4% on an organic constant currency basis. In particular, our enterprise data management and portfolio management solutions revenue saw growth in the quarter.
Operating Income and Adjusted EBITDA
Operating income increased 8.9% to $212 million in the quarter.
Adjusted EBITDA expenses increased 15.4% compared with second-quarter 2017. On an organic constant currency basis, adjusted EBITDA expenses increased 5.9% in the quarter. The year-over-year organic constant currency increase was primarily due to salaries and benefits related to innovation and business growth.

Adjusted EBITDA increased 14.4% to $291 million in second-quarter 2018. On an organic constant currency basis, adjusted EBITDA increased 8.9% in the quarter. Organic constant currency adjusted EBITDA margin of 49.6% was up from the second-quarter 2017 level of 48.9%.
Table 3: Adjusted EBITDA by Segment
(in millions)

			Adjusted EBITDA Growth
	Three Months Ended		Three Months Ended
	June 30,		June 30, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Insurance	$236.3	$210.4	12.3%	10.0%	10.5%
Energy and Specialized Markets	41.5	34.1	21.6%	13.2%	0.9%
Financial Services	13.0	9.6	36.3%	4.5%	4.5%
Adjusted EBITDA	$290.8	$254.1	14.4%	10.2%	8.9%

			Adjusted EBITDA Growth
	Six Months Ended		Six Months Ended
	June 30,		June 30, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Insurance	$460.3	$414.3	11.1%	9.8%	10.1%
Energy and Specialized Markets	75.3	65.8	14.4%	6.2%	(2.5)%
Financial Services	27.7	19.7	40.3%	4.2%	4.8%
Adjusted EBITDA	$563.3	$499.8	12.7%	9.1%	8.2%

Table 4: Adjusted EBITDA Margin by Segment
(in millions)

	Three Months Ended
	June 30,
	2018	2017	2018	2017	2018	2017

	Reported		Organic		Organic Constant Currency
Insurance	55.0%	55.0%	56.4%	55.6%	56.6%	55.5%
Energy and Specialized Markets	31.9%	30.9%	31.9%	30.6%	30.1%	31.3%
Financial Services	31.0%	31.3%	31.3%	31.3%	31.1%	31.1%
Adjusted EBITDA margin	48.4%	48.6%	49.8%	49.0%	49.6%	48.9%

	Six Months Ended
	June 30,
	2018	2017	2018	2017	2018	2017

	Reported		Organic		Organic Constant Currency
Insurance	54.7%	55.3%	56.4%	55.7%	56.5%	55.6%
Energy and Specialized Markets	29.5%	30.4%	29.6%	30.2%	29.4%	31.4%
Financial Services	32.6%	32.9%	33.7%	33.4%	33.6%	33.0%
Adjusted EBITDA margin	47.6%	48.7%	49.4%	49.0%	49.5%	49.0%
Net Income and Earnings Per Share
Net income increased 26.9% to $154 million. Diluted GAAP EPS was $0.91 for second-quarter 2018, an increase of 26.4% compared with the same period in 2017. Diluted adjusted EPS was $1.06 for second-quarter 2018, an increase of 29.3% compared with the same period in 2017. Equalizing the second-quarter 2017 effective tax rate to that of second-quarter 2018, both adjusted net income and diluted adjusted EPS would have increased 11.6%. Diluted adjusted EPS benefited from organic growth in the business, contributions from acquisitions, and 2017 tax reform. The benefits were offset by increased depreciation and amortization expense, increased interest expense, and higher share count.
Cash Flow
Net cash provided by operating activities was $534 million for the six months ended June 30, 2018, an increase of 24.3%. Capital expenditures increased 37.0% to $99 million and were 8.4% of revenues for the six months ended June 30, 2018. The increase in capital expenditures for the second quarter of 2018 compared with the second quarter of 2017 was primarily related to the purchase of aircraft and sensors and software development for our recent acquisitions. Free cash flow was $435 million year-to-date, an increase of 21.7%.
Free cash flow represented 77.2% of adjusted EBITDA for the six months ended June 30, 2018, compared with 71.5% in the prior-year period.
Share Repurchases
The company repurchased 1.3 million shares at an average price of $105.78, for a total cost of $141 million in the quarter ended June 30, 2018. In second-quarter 2018, the company also entered into a $50 million accelerated share repurchase (ASR) agreement. Shares repurchased under the ASR will be delivered to the company in third-quarter 2018. At June 30, 2018, the company had $686 million remaining under its share repurchase authorization, which includes the recent authorization of $500 million approved on May 16, 2018.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, August 1, 2018, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #7319819.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2017, Forbes magazine named Verisk to its America’s Best Mid-Size Employers list and to its World’s Most Innovative Companies list. Verisk is one of only seven companies to appear on both lists. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media
Rich Tauberman
MWWPR (for Verisk)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue and organic constant currency revenue growth; EBITDA, EBITDA margin, and EBITDA growth; adjusted EBITDA, adjusted EBITDA margin, and adjusted EBITDA growth on an as-reported, organic, and organic constant currency basis; adjusted net income and adjusted net income growth; basic and diluted adjusted EPS and adjusted EPS growth; and free cash flow and free cash flow growth, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior-period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.

Organic revenue, a non-GAAP measure, is defined as revenues excluding the effect of recent acquisitions that have occurred over the past year. An acquisition is included in organic revenue at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in our current-period organic revenue, its comparable prior-year period revenue is also included to calculate organic revenue growth.
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, provision for income taxes, and depreciation and amortization expense. “Organic EBITDA,” a non-GAAP measure, is defined as EBITDA excluding the effect of recent acquisitions. The company also defines “adjusted EBITDA” as EBITDA before nonoperating acquisition-related costs.
Although securities analysts, lenders, and others frequently use EBITDA and adjusted EBITDA in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA and adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA and adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 5 (below) for a reconciliation of adjusted EBITDA expenses to cost of revenues; selling, general and administrative expense; investment income and others, net; and acquisition-related liabilities (earn-out). See Table 6 (below) for a reconciliation of adjusted EBITDA to net income, Table 7 for a reconciliation of adjusted net income to net income, and Table 8 for a reconciliation of free cash flow to net cash provided by operating activities.

Table 5: Adjusted EBITDA Expense Reconciliation
(in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Cost of revenues	$222.4	$193.7	14.8%	$443.6	$376.6	17.8%
Selling, general and administrative	93.0	78.8	18.0%	184.9	154.7	19.5%
Investment income and others, net	(4.6)	(3.4)	36.7%	(5.3)	(5.3)	(0.7)%
Acquisition-related liabilities (earn-out)	(0.3)	—	N/A	(4.0)	—	N/A
Adjusted EBITDA expenses	$310.5	$269.1	15.4%	$619.2	$526.0	17.7%
Table 6: Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Organic revenues:
Insurance	$413.9	$381.7	8.4%	$812.4	$748.0	8.6%
Energy and Specialized Markets	119.3	109.7	8.7%	234.5	216.0	8.6%
Financial Services	31.8	30.5	4.4%	61.9	59.9	3.2%
Total organic revenues	565.0	521.9	8.3%	1,108.8	1,023.9	8.3%
Revenues from acquisitions	36.3	1.3	N/A	73.7	1.9	N/A
Revenues	$601.3	$523.2	14.9%	$1,182.5	$1,025.8	15.3%

Organic adjusted EBITDA:
Insurance	$233.6	$212.3	10.0%	$458.0	$416.9	9.8%
Energy and Specialized Markets	38.0	33.6	13.2%	69.3	65.3	6.2%
Financial Services	10.0	9.6	4.5%	20.8	20.0	4.2%
Total organic adjusted EBITDA	281.6	255.5	10.2%	548.1	502.2	9.1%
Adjusted EBITDA from acquisitions	9.2	(1.4)	N/A	15.2	(2.4)	N/A
Adjusted EBITDA	290.8	254.1	14.4%	$563.3	$499.8	12.7%
Depreciation and amortization of fixed assets	(41.6)	(31.8)	30.6%	(82.0)	(65.6)	25.0%
Amortization of intangible assets	(32.0)	(23.9)	34.1%	(65.2)	(46.2)	41.3%
Interest expense	(31.9)	(28.5)	12.1%	(64.8)	(56.9)	13.7%
Provision for income taxes	(31.5)	(48.9)	(35.6)%	(60.8)	(101.3)	(40.0)%
Acquisition-related liabilities (earn-out)	(0.3)	—	N/A	(4.0)	—	N/A
Net income	$153.5	$121.0	26.9%	$286.5	$229.8	24.7%
Organic constant currency adjusted EBITDA margin	49.6%	48.9%		49.5%	49.0%
Organic adjusted EBITDA margin	49.8%	49.0%		49.4%	49.0%
Adjusted EBITDA margin	48.4%	48.6%		47.6%	48.7%
Net income margin	25.5%	23.1%		24.2%	22.4%

Table 7: Adjusted Net Income Reconciliation
(in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Net income	$153.5	$121.0	26.9%	$286.5	$229.8	24.7%
plus: Amortization of intangible assets	32.0	23.9		65.2	46.2
less: Income tax effect on amortization of intangible assets	(6.7)	(6.3)		(13.7)	(12.0)
plus: Acquisition-related liabilities (earn-out)	0.3	—		4.0	—
less: Income tax effect on acquisition-related liabilities	(0.1)	—		(1.3)	—
Adjusted net income	$179.0	$138.6	29.1%	$340.7	$264.0	29.1%

Basic adjusted EPS	$1.08	$0.84	28.6%	$2.06	$1.59	29.6%
Diluted adjusted EPS	$1.06	$0.82	29.3%	$2.02	$1.56	29.5%

Weighted average shares outstanding
Basic	165.0	164.9		165.0	165.7
Diluted	168.7	168.3		168.8	169.2

Table 8: Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow is a non-GAAP measure.

	Six Months Ended
	June 30,
	2018	2017	Change
Net cash provided by operating activities	$534.2	$429.8	24.3%
less: Capital expenditures	(99.3)	(72.5)	37.0%
Free cash flow	$434.9	$357.3	21.7%

Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2018, and December 31, 2017

	2018	2017

	(in millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$132.0	$142.3
Available-for-sale securities	3.8	3.8
Accounts receivable, net of allowance for doubtful accounts of $5.2 and $4.6, respectively	347.8	345.5
Prepaid expenses	61.1	38.1
Income taxes receivable	22.4	28.8
Other current assets	58.0	39.1
Total current assets	625.1	597.6
Noncurrent assets:
Fixed assets, net	501.9	478.3
Intangible assets, net	1,289.5	1,345.3
Goodwill, net	3,372.7	3,368.7
Deferred income tax assets	15.7	15.9
Other assets	234.7	214.5
Total assets	$6,039.6	$6,020.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$216.4	$225.4
Short-term debt and current portion of long-term debt	736.9	724.4
Deferred revenues	513.0	384.7
Income taxes payable	—	3.1
Total current liabilities	1,466.3	1,337.6
Noncurrent liabilities:
Long-term debt	2,044.2	2,284.4
Deferred income tax liabilities	349.6	337.8
Other liabilities	105.9	135.1
Total liabilities	3,966.0	4,094.9
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized; 544,003,038 shares issued and 164,724,043 and 164,878,930 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,235.0	2,180.1
Treasury stock, at cost, 379,278,995 and 379,124,108 shares, respectively	(3,317.7)	(3,150.5)
Retained earnings	3,630.4	3,308.0
Accumulated other comprehensive losses	(474.2)	(412.3)
Total stockholders’ equity	2,073.6	1,925.4
Total liabilities and stockholders’ equity	$6,039.6	$6,020.3

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Six Months Ended June 30, 2018 and 2017

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions, except for share and per share data)
Revenues	$601.3	$523.2	$1,182.5	$1,025.8
Expenses:
Cost of revenues (exclusive of items shown separately below)	222.4	193.7	443.6	376.6
Selling, general and administrative	93.0	78.8	184.9	154.7
Depreciation and amortization of fixed assets	41.6	31.8	82.0	65.6
Amortization of intangible assets	32.0	23.9	65.2	46.2
Total expenses	389.0	328.2	775.7	643.1
Operating income	212.3	195.0	406.8	382.7
Other income (expense):
Investment income and others, net	4.6	3.4	5.3	5.3
Interest expense	(31.9)	(28.5)	(64.8)	(56.9)
Total other expense, net	(27.3)	(25.1)	(59.5)	(51.6)
Income before income taxes	185.0	169.9	347.3	331.1
Provision for income taxes	(31.5)	(48.9)	(60.8)	(101.3)
Net income	$153.5	$121.0	$286.5	$229.8
Basic net income per share	$0.93	$0.73	$1.74	$1.39
Diluted net income per share	$0.91	$0.72	$1.70	$1.36
Weighted average shares outstanding:
Basic	165,015,642	164,922,237	165,029,345	165,682,614
Diluted	168,651,202	168,314,296	168,821,869	169,232,579

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2018 and 2017

	2018	2017

	(in millions)
Cash flows from operating activities:
Net income	$286.5	$229.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	82.0	65.6
Amortization of intangible assets	65.2	46.2
Amortization of debt issuance costs and original issue discount	2.1	2.1
Provision for doubtful accounts	2.8	0.8
Stock-based compensation	19.8	15.4
Realized gain on available-for-sale securities, net	(0.1)	—
Deferred income taxes	(1.1)	(0.1)
Loss on disposal of fixed assets, net	0.1	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2.8)	6.3
Prepaid expenses and other assets	(20.0)	(18.2)
Income taxes	3.2	(3.3)
Accounts payable and accrued liabilities	1.8	(16.6)
Deferred revenues	123.8	111.0
Other liabilities	(29.1)	(9.2)
Net cash provided by operating activities	534.2	429.8
Cash flows from investing activities:
Acquisitions, net of cash acquired of $3.1 and $4.0, respectively	(61.4)	(109.8)
Escrow funding associated with acquisitions	(6.3)	(12.5)
Capital expenditures	(99.3)	(72.5)
Purchases of available-for-sale securities	(0.1)	(0.2)
Proceeds from sales and maturities of available-for-sale securities	0.2	0.3
Other investing activities, net	(3.1)	—
Net cash used in investing activities	(170.0)	(194.7)
Cash flows from financing activities:
(Repayments) proceeds of short-term debt, net	(235.0)	20.0
Payment of debt issuance costs	—	(0.5)
Repurchases of common stock	(179.4)	(266.1)
Proceeds from stock options exercised	47.0	22.4
Net share settlement from restricted stock awards	(3.5)	(2.9)
Other financing activities, net	(6.2)	(5.7)
Net cash used in financing activities	(377.1)	(232.8)
Effect of exchange rate changes	2.6	3.3
(Decrease) increase in cash and cash equivalents	(10.3)	5.6
Cash and cash equivalents, beginning of period	142.3	135.1
Cash and cash equivalents, end of period	$132.0	$140.7
Supplemental disclosures:
Income taxes paid	$58.0	$105.7
Interest paid	$63.9	$54.7
Non-cash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$1.0	$—
Deferred tax liability established on date of acquisition	$5.1	$8.0
Capital lease obligations	$11.4	$0.5
Fixed assets included in accounts payable and accrued liabilities	$0.9	$2.3